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                                                                   EXHIBIT 10.21

                     AMENDMENT TO SHARE PURCHASE AGREEMENT
                     --------------------------------------

        This Amendment to Share Purchase Agreement is entered into as of December 21, 2001, by and between UBICS, INC., a Delaware corporation ("Purchaser"), and TEKSYS, INC., a Mauritius company ("Seller").

                                  BACKGROUND

        Purchaser and Seller are parties to a Share Purchase Agreement dated as of March 30, 2001 (the "Agreement"), pursuant to which Purchaser acquired from Seller all of the issued share capital of European Software Services (UK) Limited, Oakwood Technical Services Limited, and Reflex I.T. Solutions Limited (the "Companies"). The parties have agreed to amend certain provisions of the Agreement relating to consideration and payment terms, including provisions regarding the escrow for subsequent installments of consideration.

        Therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

        1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        2. Section 1.2 of the Agreement is hereby amended in its entirety to read as follows:

        1.2. Consideration. In consideration of the sale and transfer of the
             --------------
        Shares pursuant to Section 1.1 above, Purchaser shall pay (a) an aggregate amount of cash equal to One Million Ninety-Seven Thousand Pounds Sterling ((Pounds)1,097,000) (the "Consideration") plus (b) such
                                                 ---------------
        amounts as may be payable pursuant to Section 1.5 hereof.

        3. Section 1.3 of the Agreement is hereby amended in its entirety to read as follows:

        1.3. Payment of the Consideration. The Consideration shall be payable to
             -----------------------------
        Seller in seven (7) installments as follows:

        (a) Closing Installment. At the Closing (as hereinafter defined),
            --------------------
        Purchaser shall pay to Seller an amount equal to (Pounds)490,000 by bank check in immediately available funds or by a wire transfer to the account designated by Seller in writing prior to the Closing.

        (b) Subsequent Installments. The second installment payable shall be
            ------------------------
        made to Seller on the date which is six (6)




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        months after the Closing Date (as hereinafter defined) in an amount equal to (Pounds)303,333. The third, fourth, fifth, sixth and seventh installment payments shall be made to Seller on January 2, 2002, April 1, 2002, July 1, 2002, October 1, 2002 and December 31, 2002, each in an amount equal to (Pounds)60,666.60. All payments under this Section 1.3(b) shall be by bank check or by wire transfer to the account designated by Seller in writing and shall be made by the Escrow Agent (as hereinafter defined) out of the funds deposited with it in accordance with Section 1.3(c).

        (c) Escrow for Subsequent Installments. At the Closing, Purchaser shall
            -----------------------------------
        deposit with McGrigor Donald, as Escrow Agent, pursuant to the terms of a mutually agreeable Escrow Agreement among Purchaser, Seller and Escrow Agent (the "Escrow Agreement"), the amount of (Pounds)606,666 (the
                   ------------------
        "Initial Escrow Funds"), representing the amount of the second through
        ----------------------
        the last installment payment. The Escrow Agreement shall provide that the Escrow Agent will pay to Seller on the installment payment dates the following amounts, plus interest accrued on such amounts (i) (Pounds)303,333 on the second installment payment date and (ii) (Pounds)60,666.60 on each of the third, fourth, fifth, sixth and seventh installment payment dates.

        4. Section 1.4 of the Agreement is hereby deleted from the Agreement.

        5. Section 7.7 of the Agreement is hereby amended in its entirety to read as follows:

        7.7. Installment Payment Offset. If UBICS is entitled to receive an
             ---------------------------
        indemnification amount from Seller pursuant to this Agreement, such amount shall be satisfied to the extent possible by, at the discretion of Purchaser, a reduction in subsequent Earn-Out Payment(s).

        6. Except as set forth in this Amendment, the Agreement shall remain unchanged and in full force and effect.





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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



                                        UBICS, INC.

                                                   /s/ Robert C. Harbage
                                        By:___________________________________

                                                     Robert C. Harbage
                                        Name:_________________________________

                                                    President & CEO
                                        Title:________________________________



                                        TEKSYS, INC.

                                                    /s/ Vicki Moncaster
                                        By:___________________________________

                                                     Vicki Moncaster
                                        Name:_________________________________

                                                         Director
                                        Title:________________________________








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